UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2019

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	0-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)       On March 18, 2019, Timothy S. Huval formally announced his decision to resign from the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), effective April 1, 2019. Mr. Huval was appointed to the Board in 2016, and was a member of the Board’s Compensation and Governance Committee at the time of his resignation. Mr. Huval’s decision to resign was for personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company is grateful to Mr. Huval for his valued service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: March 21, 2019